Exhibit 10.1

             Commission compensation arrangement for Michael Jordan

Mr. Jordan is paid a commission of 5% of sales with a gross margin of 35% to 60% and 7.5% of sales with a gross margin in excess of 60% to be paid upon receipt of the proceeds of such sales.